Exhibit 10.87

Amendment of Maturity Date

La Rosa Realty and ELP Global PLLC

In reference to the note in the amount of $40,000 issued on July 15th, 2021 and amended on August 22, 2022 with a maturity date of October 30, 2022, on this 30th day of October, 2022 the Parties, La Rosa Realty and ELP Global PLLC, hereby agree to amend the maturity date to January 31, 2023.

All other terms of the note as amended apply.

/s/ Joseph La Rosa	/s/ Carlos Bonilla

Joseph La Rosa, CEO	Carlos Bonilla, Esq
La Rosa Realty, LLC	ELP Global PLLC